CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                  EXHIBIT 10.120




                    AMENDMENT TO THE COLLABORATION AGREEMENT


                             WARNER-LAMBERT COMPANY
                                       AND
                           SEQUANA THERAPEUTICS, INC.


                                 OCTOBER 1, 1999

                    AMENDMENT TO THE COLLABORATION AGREEMENT


        This AMENDMENT TO THE COLLABORATION AGREEMENT (the "Agreement"), effective as of October 1, 1999 (the "Effective Date"), is made by and between WARNER-LAMBERT COMPANY, a Delaware corporation, with a principal place of business at 201 Tabor Road, Morris Plains, New Jersey 07950 ("Warner"), and SEQUANA THERAPEUTICS, INC., a California corporation and a wholly-owned subsidiary of Axys Pharmaceuticals, Inc. ("Axys"), with a principal place of business at 11099 N. Torrey Pines Road, La Jolla, California 92037 ("Sequana"). Sequana and Warner may be referred to herein individually as a "Party" and collectively as the "Parties."

                                   BACKGROUND

        WHEREAS, Sequana and Warner are parties to that certain Collaboration Agreement by and between Sequana and Warner dated October 31, 1997; and

        WHEREAS, the Parties wish to amend and restate the Collaboration Agreement by, and subject to the terms and conditions of, this Agreement;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, Sequana and Warner hereby agree as follows:

1.      DEFINITIONS

        As used in this Agreement, the following capitalized terms shall have the meanings set forth below.

        1.1 "AFFILIATE" means, with respect to a Party, any corporation, association or other entity that directly or indirectly controls, is controlled by or is under common control with such Party. As used in this definition of "Affiliate," the term "control" means direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in the applicable corporation or other business entity.

        1.2 "AGENCY" means the U.S. Food and Drug Administration or any successor entity (the "FDA"), and agencies of other governments of other countries having similar jurisdiction over the development, manufacturing and marketing of pharmaceuticals.

        1.3 "ANTISENSE" means a nucleic acid, or a functional analog, derivative or homologue thereof, that (a) is complementary to a segment of DNA of a target Gene or such target Gene's cognate RNA, and (b) upon delivery by any means, alters the transcription, processing, elaboration, RNA expression, or protein production of or by such target Gene.

        1.4 "AREA" means either of Bipolar Disorder or Schizophrenia.

        1.5 "ARRAY WORK" means all data generated by Sequana resulting from Sequana's use of microarray technology to identify disease and treatment genes (or ESTs) differentially expressed in [ * ], or disease and treatment genes (or
ESTs) differentially expressed in [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       1.

        1.6 "BACKGROUND TECHNOLOGY" shall mean all proprietary inventions, methods, ideas, know-how, data, software, protocols, techniques and information
(a) that (i) Sequana Controlled on the Collaboration Effective Date or (ii) Sequana developed prior to the Sequana Research Termination Date independently and outside the scope of this Agreement, and in either case had the right to contribute to the Research Program; and (b) that is necessary for the research, design, development, testing, use, manufacture or sale of Collaboration Products, including, without limitation, all United States and foreign patents and patent applications relating thereto (including, without limitation, all reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, and divisions thereof).

        1.7 "BIOINFORMATIONAL DATABASE" means the relational database of all genetic and sample information generated pursuant to the Research Program, and the related genotype sample files.

        1.8 "BIPOLAR DISORDER" means bipolar affective disorder, bipolar I disorder, bipolar II disorder and schizoaffective disorder (bipolar subtype).

        1.9 "COLLABORATION AGREEMENT" means that certain Collaboration Agreement entered into by and between Sequana and Warner effective as of October 31, 1997.

        1.10 "COLLABORATION ASSETS" means the items described in Schedule 1.10.

        1.11 "COLLABORATION EFFECTIVE DATE" means October 31, 1997.

        1.12 "COLLABORATION PRODUCT" means any of the following if developed by Warner or its Affiliates or Sublicensees: (a) a therapeutic human product, an active ingredient of which is a Compound; (b) a therapeutic product that is a Protein, Gene Therapy, Antisense or Vaccine product that is based upon, derived from or active against a Disease Gene or Disease Gene Product; or (c) a diagnostic, prognostic or pharmacogenetic product in the form of a device, compound, kit or service developed based upon or derived from research involving (in whole or in part) the Current Linkages or the Array Work and conducted prior to [ * ].

        1.13 "COLLABORATION TECHNOLOGY" means all Know-How and Patent Rights conceived of, reduced to practice or otherwise developed solely by a Party or jointly by the Parties pursuant to and during the course of the Research Program, but specifically excluding all Background Technology.

        1.14 "COMPOUND" means any molecule with a molecular weight of [ * ] that is identified by Warner or its Affiliates or Sublicensees through application of an assay or animal model developed based on a Disease Gene or Disease Gene Product.

        1.15 "CONFIDENTIAL INFORMATION" shall have the meaning ascribed in
Section 9.1.

        1.16 "CONTINUED RESEARCH PROGRAM" means any program of research and development in the Field conducted by Warner and its Affiliates and Sublicensees after the Effective Date.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       2.

        1.17 "CONTROL" or "CONTROLLED" means, with respect to any material, Know-How or intellectual property right, that the Party owns or has a license to such material, Know-How or intellectual property right and has the ability to grant the access, the license, the sublicense or the assignment to such material, Know-How or intellectual property right to the other Party, as provided for herein without violating an agreement with, or infringing any rights of, a Third Party as of the time the Party would be first required hereunder to make such assignment or grant such access, license or sublicense to the other Party.

        1.18 "CURRENT LINKAGES" means those candidate linkage sites identified through the Research Program and existing on the Effective Date, [ * ].

        1.19 "DISEASE GENE" means (a) a Gene identified by a Schizophrenia or Bipolar Disorder disease associated haplotype that is sufficiently small to define a single gene product, or (b) a Gene with a mutation which is shown to be genetically associated with Schizophrenia or Bipolar Disorder and is consistent with a Schizophrenia or Bipolar Disorder related biological function, in each case only if identified from the Current Linkages, or identified by Warner (or its Affiliates or Sublicensees) through Warner's (or its Affiliates' or Sublicensees') use of the Array Work, prior to [ * ]. Notwithstanding the foregoing, a Gene, which would otherwise be deemed a Disease Gene under the preceding sentence, shall not be deemed a Disease Gene if at its time of identification by Warner, its Affiliates or its Sublicensees, (i) the sequence of such Gene and its association with Schizophrenia or Bipolar Disorder is in the public domain, or (ii) such Gene already has been publicly proposed by a Third Party to be a target for a disease in the Area.

        1.20 "DISEASE GENE MILESTONE" means the milestone described in Section 5.3(b)(i).

        1.21 "DISEASE GENE PRODUCT" means any protein product, or fragment thereof, of a Disease Gene, identified at any time during the term of this Agreement.

        1.22 "FIELD" means research and drug discovery aimed at identifying human Genes and Gene sequence information for the purpose of discovering compounds, and the development and commercialization of such compounds useful for the treatment of Schizophrenia or Bipolar Disease.

        1.23 "FULL TIME EQUIVALENT" or "FTE" means a full-time employee or the equivalent thereof.

        1.24 "GENE" means a gene, including without limitation all its regulatory sequences, and any and all variants thereof, including without limitation "splice variants," polymorphisms, alleles and mutations of such gene.

        1.25 "GENE THERAPY" means the introduction of a Gene into a person for therapeutic purposes by (a) in vivo introduction for incorporation into cells of such person, or (b) ex vivo introduction into cells for transfer into a person.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       3.

        1.26 "IBD TECHNOLOGY" means the technology described in Schedule 1.26 hereto, to the extent that such technology is Controlled by Sequana at the time of Warner's exercise of the IBD Option as described in Section 4.5.

        1.27 "IND" means an Investigational New Drug application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification.

        1.28 "KNOW-HOW" means all ideas, inventions, data, instructions, processes, formulas, expert opinions and information, including, without limitation, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information, in each case, which are necessary or useful for and are specific to the research, design, development, testing, use, manufacture or sale of Collaboration Products. "Know-How" does not include any inventions included in the Patent Rights.

        1.29 "NET SALES" means the gross amount invoiced by Warner or Sequana, or their Affiliates or Sublicensees, as the case may be, for sales to Third Parties (other than Sublicensees) in arm's length transactions of the applicable Collaboration Products and any and all services provided in connection with sales of such Collaboration Products [ * ]. A "sale" shall include any transfer or other disposition for consideration, and Net Sales shall include the fair market value of all other consideration received by the selling Party or its Affiliates or permitted Sublicensees in respect of any grant of rights to make, use, sell or otherwise distribute Collaboration Products, whether such consideration is in cash, payment in kind, exchange or another form.

        In the case of discounts on "bundles" of products or services which include Collaboration Products, the selling Party may, [ * ] The selling party shall provide the other party documentation, reasonably acceptable to the other party, establishing such average discount with respect to each "bundle." [ * ]

        1.30 "NEW DRUG APPLICATION" or "NDA" means a New Drug Application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, and any corresponding foreign application, registration or certification.

        1.31 "PATENT RIGHTS" means all United States and foreign patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, revalidations and patents of addition) and patent applications (including, without limitation, all continuations, continuations-in-part and divisions thereof) in each case, claiming an invention which is necessary or useful for the design, development, testing, use, manufacture or sale of Collaboration Products.

        1.32 "PROTEIN" means any of a class of compounds, other than a Compound, composed of a variety of amino acids joined by peptide linkages, including aggregates, hybrids, fragments and analogs thereof, as well as naturally post-translationally modified variants thereof (i.e., glycosylated proteins) and chemically modified versions thereof (e.g., pegylated or liposomally encapsulated proteins).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       4.

        1.33 "RESEARCH PROGRAM" shall have the meaning set forth in the Collaboration Agreement.

        1.34 "SCHIZOPHRENIA" means schizophrenia, schizoaffective disorder (depressive subtype) and schizophrenic spectrum disorders (schizophreniform disorder, schizotypal disorders and NOS psychotic disorder).

        1.35 "SEQUANA COLLABORATION TECHNOLOGY" means all Collaboration Technology that is Controlled by Sequana as of the Effective Date, specifically including the Collaboration Assets, but specifically excluding any Sequana Software.

        1.36 "SEQUANA RESEARCH TERMINATION DATE" means the Effective Date or September 30, 1999, whichever is earlier.

        1.37 "SEQUANA SOFTWARE" means the Software described in Schedule 1.37.

        1.38 "SOFTWARE" means computer code (in source or object form) that is Controlled by Sequana and that, when executed by a digital computer, provides said computer with the capability of manipulating numbers, text and/or graphics in a manner defined by said computer code.

        1.39 "SUBLICENSEE" means a Third Party to whom Warner has granted a license or sublicense under the Collaboration Technology to make, have made, import, use, sell, offer for sale or otherwise exploit a Collaboration Product in the Territory. As used in this Agreement, "Sublicensee" shall also include a Third Party to whom Warner has granted the right to distribute the Collaboration Product in the Territory.

        1.40 "THIRD PARTY" means any party other than Warner or Sequana or their respective Affiliates.

        1.41 "TVS SOFTWARE" means the Target Validation System software described in Schedule 1.37 and all data embedded therein.

        1.42 "VACCINE" means a prophylactic or therapeutic agent that acts by inducing a humoral and/or cell-mediated immune response directed against an antigen.

        1.43 "VALID CLAIM" means a claim of a pending patent application within the Patent Rights (provided such application has not been pending for more than [ * ] years from the date it was first filed with the governmental agency with jurisdiction over patent applications) or an issued and unexpired patent included within the Patent Rights which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       5.

2.      AMENDMENT OF THE COLLABORATION AGREEMENT

        The Parties agree that the Collaboration Agreement is hereby amended in its entirety and restated by this Agreement as of and for the period following the Sequana Research Termination Date, except as otherwise expressly and specifically provided herein.

3.      RESEARCH PROGRAM

        3.1 TERMINATION OF CURRENT SEQUANA RESEARCH PROGRAM.

            (a) The Parties hereby agree that Sequana's participation in the Research Program shall end as of the Sequana Research Termination Date, and Warner thereafter shall be entitled to conduct the Continued Research Program, in its sole discretion, subject to the terms set forth herein.

            (b) Warner shall incur no further financial obligation under Section
5.3 of the Collaboration Agreement after the Sequana Research Termination Date; provided, however, that (i) Warner shall make all payments due to Sequana under
Section 5.3 of the Collaboration Agreement through the Sequana Research Termination Date, and (ii) Warner shall pay Sequana for the FTEs used to transfer the Collaboration Assets to Warner as further described in Sections 3.3 and 5.2 of this Agreement.

        3.2 CONTINUED RESEARCH PROGRAM.

            (a) Warner's conduct of the Continued Research Program may, in Warner's sole discretion, include all research and development of the Current Linkages and Array Work by Warner, its Affiliates or its Sublicensees following the Sequana Research Termination Date. Warner shall have no obligation to conduct the Continued Research Program. Neither Party makes any warranty that the Continued Research Program shall achieve any research objectives.

            (b) After the Sequana Research Termination Date, Warner shall be
[ * ] for [ * ] in conducting the Continued Research Program, including, without limitation, the acquisition of any technology or intellectual property rights, in each case, which Warner deems, in its sole discretion, to be necessary or useful for the conduct of the Continued Research Program. It is understood and agreed that Sequana shall [ * ] any activities under the Continued Research Program and shall incur [ * ] with respect thereto, other than [ * ] pursuant hereto.

            (c) If Warner hires or retains any individual or entity who was employed or retained by (i) Axys or Sequana or (ii) any vendor, contractor, consultant or similar entity retained by Axys or Sequana, which individual or entity performed activities related to the Research Program, Axys and Sequana hereby waive [ * ] applicable to such entity or individual, but only to the extent such restrictions would prevent such entity or individual from [ * ], including [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       6.

        3.3 TRANSFER OF COLLABORATION ASSETS. Sequana agrees to transfer to Warner all the Collaboration Assets, subject to the terms of this Section 3.3. The Collaboration Assets are transferred by Sequana and accepted by Warner "as is."

            (a) Sequana shall use [ * ] efforts to transfer to Warner all the Collaboration Assets, other than the [ * ], by [ * ], but Sequana shall transfer such Collaboration Assets to Warner (other than the [ * ]) by a date that is in no event later than [ * ], except that the [ * ] shall be delivered no later than [ * ]. Sequana shall target the transfer of the [ * ] to Warner by [ * ].

            (b) Sequana shall use [ * ] efforts to complete the transfer of the [ * ] as soon as is reasonably possible following the Effective Date.

            (c) Warner shall pay for [ * ] paid to Third Parties for transferring the Collaboration Assets to a Warner-designated location. Sequana shall provide the FTEs designated on Schedule 3.3 in order to effect such transfer, [ * ] in accordance with Section 5.2.

        3.4 PATIENT SAMPLE COLLECTION AND OTHER THIRD PARTY COSTS. Sequana will transfer to Warner all patient sample collections that are in its Control and that [ * ], and shall transfer to Warner all other patient sample collections that [ * ] other than the patient sample collection [ * ], as to which Sequana will use [ * ] efforts to transfer such collection to Warner. Sequana will assign to Warner as soon as practicable all right, title and interest in all outstanding Third Party contracts covering the collection of such samples (each such contract, a "Collection Contract"); provided however that Warner acknowledges that the transfer of those samples that are not in Sequana's Control and the assignment hereunder of one or more Collection Contracts may require the consent of Third Parties, and that Sequana may not be able to obtain such consent; and provided further that Sequana shall not be required to make any payments to transfer such samples or assign any Collection Contract to Warner. Notwithstanding the foregoing, Sequana shall make all payments to such Third Parties which are due and owing under such contracts and for which Sequana has been paid by Warner. At Warner's written request, Sequana shall [ * ]. Warner's obligations under Section 2.2.2 of the Collaboration Agreement will continue in full force and effect with respect to each Collection Contract until such time as the assignment of such contract to Warner becomes effective. Following assignment of each Collection Contract, Warner shall be directly responsible for all payments due to a Third Party under such contract. In the event Warner notifies Sequana in writing that it does not desire to assume any particular Collection Contract prior to the assignment thereof to Warner, Sequana will retain the applicable patient samples and terminate such contract; provided that Warner shall be responsible for and reimburse Sequana for [ * ].

        3.5 RECORDS. In accordance with its normal record keeping practices, Warner shall maintain records of its research and development activities relating to Collaboration Products.

        3.6 REPORTS. Until the first commercial sale of a Collaboration Product, Warner shall, periodically and not less often than semi-annually during the term of this Agreement, prepare and provide to Sequana, a written statement, signed by the program director for the Continued Research Program or his superior, describing whether any milestones for which

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       7.

Sequana is entitled to payment hereunder were achieved, or whether any Collaboration Products have begun development, since the last written report and whether Warner is continuing any research or development efforts under the Continued Research Program. Upon the written request of Sequana from time to time (but not more frequently than once every six months), a financial or other officer of Warner shall certify in writing whether any milestones or other payments are due and owing from Warner hereunder, together with a description, if applicable, in reasonable detail of any such milestones or other payments.

4.      TECHNOLOGY TRANSFER

        4.1 ASSIGNMENT OF SEQUANA COLLABORATION TECHNOLOGY.

            (a) Sequana hereby assigns to Warner all of Sequana's right, title and interest to the Sequana Collaboration Technology and intellectual property rights therein. Sequana shall, as reasonably requested by Warner, take all necessary steps to perfect Warner's title to the Sequana Collaboration Technology, at Warner's expense.

            (b) Sequana shall deliver to Warner, at the time Sequana delivers the Collaboration Assets hereunder, all documents and other materials in Sequana's possession and Control that materially embody the Collaboration Technology. If Warner identifies any documents or other materials embodying the Sequana Collaboration Technology that it reasonably believes may be in Sequana's possession and Control, and requests such documents or materials from Sequana in writing by [ * ], then Sequana shall promptly search for such documents or materials, and may cure any breach of this Section 4.1(b) by delivering to Warner such documents or materials as it may locate as soon as is reasonably practicable. Sequana shall deliver the originals of such documents or materials, if so requested by Warner, to the extent that such originals are reasonably available. If Warner has not identified any documents or other materials embodying the Sequana Collaboration Technology that it reasonably believes may be in Sequana's possession and Control and requested such documents or materials from Sequana in writing by [ * ], then Sequana shall be deemed to have fully delivered all such documents and materials hereunder and shall have no further obligations under this subsection (b).

        4.2 LICENSING OF BACKGROUND TECHNOLOGY. Subject to the terms and conditions of this Agreement, Sequana hereby grants to Warner an exclusive (even as to Sequana), worldwide license under Sequana's interest in the Background Technology that was licensed to Warner under the Collaboration Agreement as of the Effective Date, with the right to sublicense, to the extent necessary for Warner (a) to conduct the Continued Research Program, (b) make, have made, use and import Compounds and (c) to make, have made, use, import, offer for sale and sell Collaboration Products.

        4.3 SEQUANA SOFTWARE.

            (a) LICENSE. Subject to the terms and conditions of this Agreement, Sequana hereby grants to Warner a non-exclusive, nontransferable, worldwide, royalty-free license, without the right to sublicense except to its Affiliates and collaborative partners, to the Sequana Software, to use and duplicate and to make derivative works of the Sequana Software, in each case, solely to conduct internal research pursuant to the Continued Research Program. Sequana

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       8.

shall provide Warner with a copy of all such Software, in object code or, to the extent available, source code format as requested by Warner.

            (b) TVS SOFTWARE. Sequana shall provide Warner with such documentation, if any, relating to the TVS Software that is in Sequana's possession as of the Effective Date solely for use pursuant to subsection (a) above. In the event that during the [ * ] period following the Effective Date, Sequana makes any upgrades or bug fixes to its internal version of the TVS Software, then Sequana shall provide to Warner, without additional charge, such bug fixes or upgrades to the TVS Software in the form in which such upgrades are developed; it being understood that Sequana shall have no obligation to develop or make any such upgrades or bug fixes or any other changes to such TVS Software or any other Software existing as of the Effective Date. The TVS Software shall be available to Warner in object and/or source code form and shall include any source code for tools developed for the transfer of the data to and from TVS, as requested by Warner. Sequana shall be responsible for transferring all Research Program data, from the instance of the TVS Software used in [ * ] to the instance of the TVS Software which is [ * ].

        4.4 NO IMPLIED LICENSES, RESERVATION OF RIGHTS. No rights or licenses with respect to any intellectual property owned by Sequana or Warner are granted or shall be deemed granted hereunder or in connection herewith, other than those rights expressly granted in Sections 4.1, 4.2 and 4.3. Sequana hereby reserves all rights to such intellectual property, other than as expressly set forth in Sections 4.1, 4.2 and 4.3 above, including without limitation the right to freely use, assign, transfer, grant licenses thereunder and otherwise dispose of such intellectual property for any purpose consistent with the terms of this Agreement.

        4.5 IBD OPTION.

            (a) Sequana hereby grants to Warner an exclusive, non-transferable option to acquire [ * ] (the "IBD Option"), subject to the terms and conditions of this Section 4.5.

            (b) The IBD Option may be exercised by Warner at any time during the period from the Effective Date through [ * ] by providing Sequana with written notice that Warner is exercising the IBD Option. If Warner exercises the IBD Option as described in this subsection (b), then as soon as reasonably possible following such exercise date:

                (i) The Parties shall agree upon a reasonable mechanism and schedule for the [ * ] in light of Sequana's need to obtain the consents and cooperation of certain Third Parties in connection with [ * ]; and

                (ii) Sequana shall use [ * ] efforts to obtain such consents and cooperation from third parties necessary to [ * ], and shall [ * ].

            Upon [ * ] as described in subsections (i) and (ii) above, Warner shall pay Sequana an exercise fee of [ * ] in exchange for such [ * ], and Sequana shall be deemed to have [ * ]. In the event Warner refuses to pay Sequana the exercise fee (in whole or in part) because [ * ] in Warner's reasonable judgment, Warner shall provide Sequana, upon its written request, with a listing (in reasonable detail) of the [ * ], and the Parties shall work cooperatively to [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       9.

In the event that Warner elects to [ * ], and Sequana shall have no further obligations to Warner under this Section 4.5.

            (c) In the event that Warner does not exercise the IBD option as described in subsection (b) above by [ * ], the IBD option shall expire, and Sequana thereafter shall have no further obligations to Warner under this
Section 4.4.

            (d) Sequana covenants that, after the Effective Date and prior to [ * ], it shall not [ * ]. Sequana further represents and warrants that [ * ].

5.      CONSIDERATION

        5.1 TECHNOLOGY TRANSFER FEE. In partial consideration for the rights granted and materials transferred to Warner herein, Warner shall pay to Sequana a non-creditable, non-refundable technology transfer fee of [ * ]. Such amount shall be paid to Sequana [ * ]. The first such payment shall be paid [ * ], and the second such payment shall be paid [ * ].

        5.2 FTE-BASED PAYMENTS.

             (a) With respect to the transfer of the Collaboration Assets other than the Bioinformational Database, Warner shall pay Sequana [ * ] as reimbursement for the work of the [ * ] FTEs described in Schedule 3.3 through [ * ], subject to subsection (c) below. Such amount shall be Warner's sole payment obligation with respect to the FTEs used to transfer such Collaboration Assets, regardless of whether such FTEs continue to work to transfer such Collaboration Assets beyond [ * ], except as provided in Section 5.2(b).

            (b) With respect to the pre-transfer preparation and transfer of the Bioinformational Database and the TVS Software, Warner shall pay to Sequana a monthly fee of [ * ] per FTE used for such work after [ * ] and prior to [ * ], and Warner shall promptly reimburse Sequana for all consultants used in such work; provided that no consultant time after [ * ] shall be paid for by Warner unless otherwise agreed by the Parties. Sequana shall use no less than [ * ] and no more than [ * ] FTEs and/or individual consultants at a time to effect such transfer unless otherwise agreed in writing by Warner. Promptly after each of [ * ], Sequana shall provide Warner with time documentation comparable to that provided in the Research Program with respect to all such FTEs being paid for by Warner and shall provide Warner with copies of the bills it receives from the consultants it uses to effectuate such transfer.

            (c) If, during a particular month, a FTE ceases its activities with respect any of the foregoing services, or a FTE is removed from the performance of such services, then Warner shall only be responsible for the pro rata portion of such monthly fee for such FTE with respect to such month. Sequana shall invoice Warner monthly with respect to such FTE costs, providing reasonable detail, and Warner shall pay such invoices within [ * ] of receipt.

        5.3 MILESTONES.

            (a) GENERAL. The Parties jointly shall be responsible for determining in good faith when and if each of the milestone events described in subsections (b) and (c) below has

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      10.

occurred. In the event the Parties cannot agree whether a milestone event has occurred after a period of thirty (30) days, the decision will be referred to the Chief Executive Officer of Sequana and Warner's President of its Parke-Davis Pharmaceutical Research Division for good faith resolution for a period of thirty (30) days. In the event that such individuals are unable to resolve such dispute during such 30 day period, subject to Section 13.1, either Party may thereafter pursue any remedies it may have at law or in equity.

            (b) [ * ].

                (i) Within thirty (30) days of each and every occurrence of the milestone event set forth below (the "[ * ]"), Warner will pay to Sequana the indicated non-refundable, non-creditable milestone payment:

                    Milestone                                     Amount
                    ---------                                     ------
                      [ * ]                                        [ * ]

            (c) [ * ]. If any Disease Gene is identified prior to [ * ], then within thirty (30) days following the occurrence of the relevant events specified below, Warner shall pay to Sequana for a Collaboration Product which is [ * ], the indicated non-refundable, non-creditable milestone amounts:

                    Milestones                                    Amount
                    ----------                                    ------
                      [ * ].                                       [ * ]
                      [ * ].                                       [ * ]
                      [ * ].                                       [ * ]
                      [ * ].                                       [ * ]
                      [ * ].                                       [ * ]

            In no event shall any of the milestone payments set forth in this subsection (c) be paid more than [ * ] with respect to each of Schizophrenia and Bipolar Disorder. The payment due under this subsection (c) shall be made with respect to each applicable Collaboration Product; provided, however, that [ * ].

        5.4 ROYALTIES.

            (a) COLLABORATION PRODUCT ROYALTIES. In consideration of the rights granted hereunder, Warner shall pay the following royalties to Sequana with respect to annual aggregate Net Sales of Collaboration Products, on a Collaboration Product-by-Collaboration Product basis:

                      [ * ]
                      [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      11.

            (b) COMPUTATION OF ROYALTIES. All sales of Collaboration Products between Warner and any of its Affiliates and Sublicensees shall be disregarded for purposes of computing Net Sales and royalties under this Section 5.4, and in such instances royalties shall be payable only upon sales to unlicensed Third Parties. Nothing herein contained shall obligate Warner to pay Sequana more than one royalty payment on any unit of a Collaboration Product.

            (c) ROYALTY TERM. The obligation of Warner to pay royalties under this Section 5.4 shall continue for each Collaboration Product on a product-by-product and country-by-country basis, until such time as there are no Valid Claims in such country covering such Collaboration Product.

        5.5 THIRD PARTY ROYALTIES. [ * ] shall be responsible for the payment of any royalties, license fees and milestone and other payments due to any other Third Party(ies) under licenses or similar agreements entered into by [ * ], which are necessary or useful for the manufacture, use, import, or sale of Collaboration Products.

        5.6 WITHHOLDING TAXES. Any income or other tax that Warner, its Affiliates or Sublicensees is required to withhold and pay on behalf of Sequana with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to Sequana; provided, however, that in regard to any tax so deducted, Warner shall give or cause to be given to Sequana such assistance as may reasonably be necessary to enable Sequana to claim exemption therefrom or credit therefor, and in each case shall furnish Sequana proper evidence of the taxes paid on its behalf.

6.      BOOKS AND RECORDS

        6.1 ROYALTY REPORTS AND PAYMENTS. The royalties due under Section 5.4 shall be paid quarterly, within sixty (60) days after the close of each calendar quarter, or earlier, if practical, immediately following each quarterly period in which such royalties are earned. With each such quarterly payment, Warner shall furnish Sequana a royalty statement setting forth, on a country-by-country and Collaboration Product-by-Collaboration Product basis, the total number of units of each royalty bearing Collaboration Product sold hereunder for the quarterly period for which the royalties are due. Simultaneously with the delivery of each such report, Warner shall pay to Sequana the total royalties, if any, due to Sequana for the period of such report. If no royalties are due, Warner shall so report. In addition, at Sequana's request, but no more often than once in any twelve (12) month period, Warner shall report to Sequana on a country-by-country and Collaboration Product-by-Collaboration Product basis the amounts of any deductions and/or adjustments to Net Sales taken by Warner pursuant to Section 1.30 with respect to Net Sales in the preceding four (4) calendar quarters.

        6.2 PAYMENT METHOD; LATE PAYMENTS. All amounts due Sequana hereunder shall be paid in U.S. dollars by wire transfer in immediately available funds to a bank account designated by Sequana. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of prime rate as reported by the Citibank (or its successor in interest), New York, New York, plus two percent (2%), or the maximum rate permitted by law, calculated on the number of days such

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      12.

payment is delinquent, compounded monthly. This Section 6.2 shall in no way limit any other remedies, in law or equity, available to Sequana.

        6.3 CURRENCY CONVERSION. Royalties earned shall first be determined in the currency of the country in which they are earned and then converted to its equivalent in United States currency. The buying rates of exchange for converting the currencies involved into the currency of the United States quoted by Citibank (or its successor in interest) New York, New York at the close of business on the last business day of the quarterly period in which the royalties were earned shall be used to determine any such conversion.

        6.4 RESTRICTIONS ON PAYMENTS. The obligation to pay royalties under this Agreement shall be waived and excused to the extent that statutes, laws, codes or government regulations in a particular country prevent such royalty payments; provided, however, in such event, if legally permissible, Warner shall pay the royalties owed to Sequana by depositing such amounts in a bank account in such country that has been designated by Sequana and promptly report such payment to Sequana.

        6.5 RECORDS; INSPECTION. Warner and its Affiliates shall keep (and cause its Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under Section
5.4. Such books and records shall be kept reasonably accessible for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by a representative or agent of Sequana reasonably acceptable to Warner, which approval shall not be unreasonably withheld for the purpose of verifying the royalty statements. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by Warner and Sequana. Sequana's representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection and may only disclose to Sequana the amount of any variance or error. Sequana shall bear the costs and expenses of inspections conducted under this Section 6.5, unless a variation or error producing an underpayment in royalties payable exceeding [ * ] of the amount payable for any inspection period is established in the course of any such inspection, whereupon all costs relating to the inspection and any unpaid amounts that are discovered will be paid by Warner, together with interest on such unpaid amounts at the rate specified in Section 6.2 above.

7.      COMMERCIALIZATION

        7.1 PRODUCT DEVELOPMENT. Warner shall be responsible for all costs of conducting and shall have the sole and exclusive right to conduct, in its sole discretion, such development of Collaboration Product(s) as Warner may choose to do, including, without limitation, conducting clinical trials, under its own IND, and paying for all expenses incurred by it in conducting clinical trials for such Collaboration Products. In addition, Warner shall be responsible, at its sole expense, for all commercialization of and shall have the sole and exclusive right to conduct, in its sole discretion, commercialization of such Collaboration Products throughout the world as Warner may choose to do. [ * ]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      13.

8.      REPRESENTATIONS AND WARRANTIES

        8.1 LEGAL AUTHORITY. Each Party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

        8.2 NO CONFLICTS. Each Party represents and warrants that as of the Effective Date it is not a party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement, and shall not enter into any such agreement during the term of this Agreement.

        8.3 SEQUANA REPRESENTATIONS. Sequana represents and warrants to Warner as follows:

            (a) From the Collaboration Effective Date, Sequana [ * ]; and

            (b) As of the Effective Date, Sequana Controls the Sequana Software.

        8.4 DISCLAIMER OF WARRANTIES. Sequana and Warner each specifically disclaim that the research and development of Collaboration Products will be successful, in whole or part. SEQUANA AND WARNER EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE BACKGROUND TECHNOLOGY, COLLABORATION TECHNOLOGY OR COLLABORATION COMPOUNDS INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY BACKGROUND TECHNOLOGY, COLLABORATION TECHNOLOGY, PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

9.      CONFIDENTIALITY

        9.1 CONFIDENTIAL INFORMATION. Except as expressly provided herein, the Parties agree that the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement: (a) in the case where Warner is the receiving Party, any Sequana Background Technology, or any other data, samples, technical and economic information (including the economic terms hereof), commercialization, clinical and research strategies and know-how and other information provided to Warner by Sequana (Sequana in such case to be the "Disclosing Party") in connection with either this Agreement or the Collaboration Agreement, other than the Collaboration Technology and the IBD Technology transferred to Warner pursuant hereto; and (b) in the case where Sequana is the receiving party, any Collaboration Technology and all other data, results and information developed pursuant to the Research Program or the Continued Research Program and solely owned by Warner, and any other data, samples, technical and economic information (including the economic terms hereof), commercialization, clinical and research strategies and know-how and other information provided to Sequana by Warner (Warner in such case to be the "Disclosing Party") in connection with either this Agreement or


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      14.

the Collaboration Agreement ((a) and (b) collectively, the "Confidential Information"). Notwithstanding the preceding sentence, the Parties agree that all confidential or proprietary information pertaining to the Research Program and assigned to Warner hereunder shall be deemed to be Warner's Confidential Information for purposes of this Agreement. "Confidential Information" shall not include:

                (i) information that is or becomes part of the public domain through no wrongful act of the non-Disclosing Party or its Affiliates; and

                (ii) information that is obtained after the date hereof by the non-Disclosing Party or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;

                (iii) information that is known to the non-Disclosing Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the non-Disclosing Party's written records; and

                (iv) information that is necessary to be disclosed to any governmental authorities or pursuant to any regulatory filings, but only to the limited extent and for the sole purpose of such legally required disclosure, and provided that (A) the non-Disclosing Party notifies the Disclosing Party reasonably in advance so that the Disclosing Party may seek a protective order for such Confidential Information, and (B) the non-Disclosing Party cooperates fully with the Disclosing Party in such efforts; or

                (v) information which has been independently developed by the non-Disclosing Party without the aid or use of any Confidential Information.

        9.2 PERMITTED DISCLOSURES. Confidential Information may be disclosed to employees, agents, consultants, sublicensees or suppliers of the non-Disclosing Party or its Affiliates, but only to the extent reasonably required to accomplish the purposes of this Agreement and only if the non-Disclosing Party obtains prior written agreement from its employees, agents, consultants, sublicensees or suppliers to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, sublicensees or suppliers do not disclose or make any unauthorized use of the Confidential Information. Notwithstanding any other provision of this Agreement, each Party may disclose the terms of this Agreement to prospective lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party either (a) upon the written consent of the other Party or (b) if the disclosing Party obtains a signed confidentiality agreement with such entity or financial institution with respect to such information, upon terms substantially similar to those contained in this Article 9.

        9.3 PUBLICITY. All publicity, press releases and other announcements relating to this Agreement or the modifications to the Collaboration Agreement contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both Parties; provided, however,


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      15.

that either Party may (a) publicize the existence and general subject matter of this Agreement without the other Party's approval, and (b) disclose the terms of this Agreement only to the extent required to comply with applicable securities laws, and in the case of (b), the non-Disclosing Party shall have the right to review and comment on such disclosure prior to its submission, where practicable. Once a particular disclosure described in (a) has been approved for disclosure, either Party may make disclosures which do not differ materially therefrom without any need for further consents. Notwithstanding the foregoing, Warner shall have an unrestricted right to publish any information regarding the status or results of the Continued Research Program or other activities regarding development and/or commercialization of any and all Collaboration Products, provided that Warner shall not disclose any of Sequana's Confidential Information.

        9.4 TERM OF CONFIDENTIALITY. All obligations of confidentiality and non-use imposed upon the Parties under this Agreement shall continue indefinitely until such time as the information that is subject to such obligations no longer comprises Confidential Information under one of the exceptions set forth in Section 9.1.

10.     RELEASE OF CLAIMS

        10.1 MUTUAL RELEASE.

            (a) Effective upon the Sequana Research Termination Date, Warner hereby forever generally and completely releases and discharges Sequana and its servants, agents, directors, officers and employees, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular, of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to the Parties' respective obligations, activities and/or dealings with one another pursuant to the Collaboration Agreement prior to such date, but excluding from the foregoing (i) any claims or demands arising out of or in any way related to claims for breach of those provisions of the Collaboration Agreement relating to (1) obligations of confidentiality, (2) limitations on use of the Background Technology (as defined in the Collaboration Agreement) or of the Collaboration Technology (as defined in the Collaboration Agreement) or (3) the provisions contained in Sections 2.6 and 4.6, the second sentence of Section
15.7 or the second sentence of Section 15.12 of the Collaboration Agreement; or
(ii) claims asserted by Third Parties, including claims by Warner arising out of claims asserted by Third Parties.

            (b) Effective upon the Sequana Research Termination Date, Sequana hereby forever generally and completely releases and discharges Warner and its servants, agents, directors, officers and employees, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to the Parties' respective obligations, activities and/or dealings with one another pursuant to the Collaboration Agreement prior to such date, but excluding from the foregoing any claims or demands arising


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      16.

out of or in any way related to: (i) any claims or demands arising out of or in any way related to claims for breach of those provisions of the Collaboration Agreement relating to (1) obligations of confidentiality, (2) limitations on use of the Background Technology (as defined in the Collaboration Agreement) or of the Collaboration Technology (as defined in the Collaboration Agreement) or (3) the provisions contained in Sections 2.6 and 4.6, the second sentence of Section
15.7 or the second sentence of Section 15.12 of the Collaboration Agreement;
(ii) any claims asserted by Third Parties, including claims by Sequana arising out of claims asserted by Third Parties; (iii) all payments due to Sequana under
Section 5.3 of the Collaboration Agreement up to and including the Sequana Research Termination Date; and (iv) all patient sample collection reimbursement payments due to Sequana pursuant to Section 2.2.2 of the Collaboration Agreement prior to the effective date that each applicable patient sample collection agreement is assigned to Warner pursuant to Section 3.4 of this Agreement.

            (c) It is understood and agreed that the release set forth in subsection (a) above, in the case of Warner, and subsection (b) above, in the case of Sequana, is a full, complete and final general release of any and all claims described as aforesaid, and each Party agrees that such release shall apply to all unknown, unanticipated, unsuspected and undisclosed claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, as well as those which are now known, anticipated, suspected or disclosed.

            (d) Each Party has been fully advised by its respective attorney of the contents of section 1542 of the Civil Code of the State of California, and that section and the benefits thereof, and of any equivalent law or rule in any other applicable jurisdiction, are hereby expressly waived. Section 1542 reads as follows:

               "Section 1542. (General Release - Claims Extinguished.) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

        10.2 PERIOD OF EFFECTIVENESS. For the avoidance of doubt, the Parties acknowledge and agree that the releases set forth in Section 10.1 above are effective only as to claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, whenever made, arising out of or related to the activities of the Parties pursuant to the Collaboration Agreement prior to the Sequana Research Termination Date, and shall be of no force and effect with respect to any other claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, including without limitation those arising out of or in any way related to this Agreement.

11.     INDEMNIFICATION

        11.1 WARNER. Warner hereby agrees to defend, indemnify and hold harmless Sequana and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (each a "Sequana Indemnitee") from and against any claims by a Third Party resulting in any liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses incurred (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") arising out of or resulting from (a) negligence or willful misconduct by Warner; (b) a breach of any of the representations or warranties of Warner


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      17.

under this Agreement; or (c) the research and development, manufacture, use, promotion, marketing, sale or other distribution of any Collaboration Product, or any use or disposition of the Collaboration Technology, by Warner or its Affiliates or Sublicensees, except, in each case, to the extent that such Claim arises out of or results from the negligence or willful misconduct of any Sequana Indemnitee.

        11.2 SEQUANA. Sequana agrees to defend, indemnify and hold harmless Warner and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (each a "Warner Indemnitee") from and against any claims by a Third Party resulting in any liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses incurred (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") arising out of or resulting from (a) the negligence or willful misconduct of Sequana, or (b) a breach of any of the representations or warranties of Sequana under this Agreement, (c) Sequana's conduct of the Research Program prior to the Sequana Research Termination Date, except, in each case, to the extent that such Claim arises out of or results from the negligence or willful misconduct of any Warner Indemnitee.

        11.3 PROCEDURE. A Party or person (the "Indemnitee") that intends to claim indemnification under this Article 11 shall promptly notify the other Party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, or their directors, officers, employees, agents or counsel intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume sole control over the defense and settlement thereof with counsel chosen by Indemnitor, with consent of Indemnitee, which consent shall not be unreasonably withheld. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11. At the Indemnitor's request, the Indemnitee under this Article 11, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

12.     TERM AND TERMINATION

        12.1 TERM. This Agreement shall be effective as of the Effective Date and, unless otherwise terminated earlier pursuant to the other provisions of this Article 12, shall continue in full force and effect on a Collaboration Product-by-Collaboration Product and country-by-country basis until the date that neither Warner nor its Affiliates or Sublicensees has any remaining royalty obligations to Sequana in such country under this Agreement.

        12.2 TERMINATION FOR CAUSE. Either Party may terminate this Agreement in the event the other Party has materially breached or defaulted in the performance of any of its obligations hereunder, and such default has continued for sixty (60) days after written notice thereof was provided to the breaching Party by the nonbreaching Party, or if a cure of such default cannot reasonably be effected within such sixty (60) day period, the defaulting Party has failed to deliver within such period a plan for curing such breach or default which is reasonably sufficient to effect a cure. Any termination shall become effective at the end of such sixty (60) day period


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      18.
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unless the breaching Party has cured any such breach or default prior to the expiration of the sixty (60) day period, or has delivered to the other Party a plan for curing such breach which is reasonably acceptable to the other Party. Notwithstanding the above, in the case of a failure to pay any amount due hereunder, the period for cure of any such default following notice thereof shall be ten (10) days and, unless payment is made within such ten day period, the termination shall become effective at the end of such period.

        12.3 EFFECT OF TERMINATION.

            (a) ACCRUED RIGHTS AND OBLIGATIONS. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

            (b) RETURN OF CONFIDENTIAL INFORMATION. Upon any termination of this Agreement, Warner and Sequana shall promptly return to the other Party all Confidential Information received from the other Party (except one copy of which may be retained by legal counsel solely for purposes of monitoring compliance with the provisions of Article 9 and archival purposes).

            (c) LICENSES. In the event of any termination of this Agreement by Sequana pursuant to Section 12.2, the licenses granted Warner in Article 4 shall terminate concurrently.

        12.4 SURVIVAL. Sections 6.5, 12.3 and 12.4 and Articles 7, 8, 9, 10, 11, 13 and 14 shall survive the expiration or termination of this Agreement for any reason.

13.     DISPUTE RESOLUTION

        13.1 MEDIATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure.

        13.2 VENUE. The exclusive venue of any dispute arising out of or in connection with the performance of or any breach of this Agreement, shall be the state courts or U.S. District Court located in or for Sequana's principal place of business, and the Parties hereby irrevocably consent to the personal jurisdiction of such courts.

14.     MISCELLANEOUS

        14.1 GOVERNING LAW. This Agreement and any dispute arising from the performance or any breach hereof shall be governed by and construed in accordance with the laws of the State of New York, as such laws are applied to agreements entered into between residents of, and to be performed entirely within, the State of New York.


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      19.

        14.2 WAIVER. No failure on the part of Sequana or Warner to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

        14.3 ASSIGNMENT. This Agreement may not be assigned by either Party to any Third Party hereto without the written consent of the other Party hereto; except either Party may assign this Agreement, without such consent, to (a) an Affiliate of such Party; or (b) an entity that acquires all or substantially all of the business or assets of such Party (or with respect to Warner, all of Warner's pharmaceutical research and development business or assets) to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Any assignment not in conformance with this Section 14.3 shall be null, void and of no legal effect.

        14.4 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by nationally recognized overnight express delivery service, registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:

               Warner:       Warner-Lambert Company
                             2800 Plymouth Road
                             Ann Arbor, Michigan 48105
                             Attn:  President
                                    Parke-Davis Pharmaceutical Research

                             with a copy to:

                             Warner-Lambert Company
                             201 Tabor Road
                             Morris Plains, New Jersey 07950
                             Attn: Vice President, General Counsel

               Sequana:      Axys Pharmaceuticals, Inc.
                             180 Kimball Way
                             South San Francisco, Ca 94086
                             Attn: Chief Executive Officer

                             with a copy to: Legal Department

        14.5 FORCE MAJEURE. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, hostilities between nations, governmental law, order or regulation, embargo, action by the government or any agency thereof, act of God, storm, fire, accident, labor dispute or strike, sabotage, explosion or


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      20.

other similar or different contingencies, in each case, beyond the reasonable control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six (6) months, the Parties hereto shall consult with respect to an equitable solution, including the possible termination of this Agreement.

        14.6 INDEPENDENT CONTRACTORS. It is understood that both Parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither Party hereto is to be considered the agent or partner of the other Party for any purpose whatsoever. Neither Party has any authority to enter into any contracts or assume any obligations for the other Party or make any warranties or representations on behalf of the other Party. Sequana acknowledges that neither it nor any of its employees are employees of Warner or members of any of its benefit plans and that neither it nor any of its employees are eligible to participate in any such benefit plans even if it is later determined that its or any of its employees' status during the period of this Agreement was that of an employee of Warner. In addition, Sequana waives any claim that it may have under the terms of any such benefit plans or under any law for participation in or benefits under any of Warner's benefit plans.

        14.7 ADVICE OF COUNSEL. Sequana and Warner have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

        14.8 SEVERABILITY. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Agreement.

        14.9 COMPLIANCE WITH LAWS. Each Party shall furnish to the other Party any information requested or required by that Party during the term of this Agreement to enable that Party to comply with the requirements of any U.S. or foreign federal, state and/or government agency. Each Party shall comply with all applicable U.S., foreign, state, regional and local laws, rules and regulations relating to its activities to be performed pursuant to this Agreement, including without limitation, the United States Foreign Corrupt Practices Act, United States export regulations and such other United States and foreign laws and regulations as may be applicable, and shall obtain all necessary approvals, consents and permits required by the applicable agencies of the government of the United States and foreign jurisdictions.

        14.10 NO IMPLIED LICENSES OR WARRANTIES. No right or license under any patent application, issued patent, know-how or other proprietary information is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      21.

        14.11 ENTIRE AGREEMENT. This Agreement together with the attached Schedules entered by the Parties of even date herewith, constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between Warner and Sequana with respect to such subject matter.

        14.12 HEADINGS. The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

        14.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and which together shall constitute one instrument.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      22.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the Effective Date.

WARNER-LAMBERT COMPANY                        SEQUANA THERAPEUTICS, INC.


By: /s/ Peter B. Corr                         By:/s/ Daniel H. Petree
    ------------------------------------         ------------------------------
Name:    Peter B. Corr                        Name:       Daniel H. Petree
      ----------------------------------           ----------------------------
Title:   President, R&D Corporate V.P.        Title:      President & CEO
       ---------------------------------             --------------------------



[ * ]


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  SCHEDULE 1.10

                              COLLABORATION ASSETS



1.            [ * ]


2.     [ * ]

3.     [ * ]

4.     [ * ]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                SCHEDULE 1.11(a)
                                    EQUIPMENT



1.      [ * ]

2.      [ * ]

3.      [ * ]

4.      [ * ]

5.      [ * ]


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  SCHEDULE 1.26

                                 IBD TECHNOLOGY



1.    [ * ]

           2.     [ * ]

[ * ]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  SCHEDULE 1.37
                                SEQUANA SOFTWARE

Software includes: the applications, source code (except as noted) and code libraries used to analyze data from the Research Program, all applicable documentation (as available), training materials (as available), and where possible Y2K compliance / testing information, as specifically described below. For Perl applications and apple scripts there is no object code. "*" designates that the source code is unavailable.

    [ * ]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      B-2.

                                  SCHEDULE 3.3

                                      FTEs

[ * ]


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      B-3.